EXHIBIT 99.1

November 19, 2024

Inuvo Inc., Shareholder Briefing Sheet

Inuvo (NYSE: INUV) Business Thesis:

Advertising outside Google and Facebook is a $200 billion marketplace where hundreds of companies serving the market are dependent on identifying who consumers are through digital IDs. Legislative and technological changes driven by consumer privacy concerns are driving advertising performance down and making existing methods for finding, targeting and measuring audiences obsolete. Inuvo believes it is the only company to commercialize large language generative artificial intelligence in a manner that changes the paradigm from targeting individual identities based on the personal data of people to the reasons behind why audiences are interested, without requiring any consumer information. Consequently, Inuvo also believes there exists an industry changing opportunity to take market share and become the standard for advertising technology.

Inuvo Background:

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$80 million in trailing 12-month revenue with principal offices in Little Rock, AR and San Jose, CA with a compounded quarterly growth rate of 6.6% over the last 5-years versus a median of 2.4% for microcap companies between $50 & $100M in Revenue.

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Inuvo approaches the cash generation tipping point required to overcome the expenses associated with the development, maintenance, delivery, support and sales of its AI products which is estimated to be roughly $25M in quarterly revenue.

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The Inuvo team has been involved in a number of billion-dollar successes, most recently Acxiom Corporation (NYSE: ACXM), the company that invented current behavioral targeting methods based on persistently identifying and targeting consumers for advertising.

-	Charles Morgan, Acxiom founder, is Inuvo’s lead independent director and shareholder. Inuvo’s Chairman and CEO, Rich Howe was Chief Strategy Officer at Acxiom.
-	Clients include a top 3 (in the world) Technology, Auto and Retail company.
-	Target clients include Agencies, Brands and Platforms who require AdTech media & data products and/or services. Inuvo offers a managed service and a self-service product.
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Inuvo has 19 issued and 6 pending technology patents. Inuvo believes it is the only company in the world to commercialize large language generative artificial intelligence to identify, target and measure audiences for advertising.

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IntentKey is the brand name for Inuvo’s AI and was created because Inuvo predicted that both legislative and technological changes would make the methods that have been used to identify and target audiences online obsolete as a result of consumer privacy.

-	Current advertising technologies identify who a consumer is, then use their personal data to make a targeting decisions based on who they are.

500 President Clinton Ave. Suite 300 l Little Rock, AR 72201 l (501) 205-8508	inuvo.com

November 19, 2024

Inuvo Inc., Shareholder Briefing Sheet

Technology & Differentiation:

-	The technology that underpins Inuvo’s AI was first developed in a UCLA machine learning lab. Inuvo purchased the patents and commercialized the technology for the advertising use case.
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Inuvo’s proprietary AI is similar to the technology of OpenAI and Google Gemini in that it is a model of the human language, with the caveat that this model is proprietary to Inuvo. Inuvo’s AI was not built on top of anyone else’s technology. Inuvo’s use case is much narrower than these larger players who built their AI to replace Search.

-	To build and maintain this model, Inuvo has consumed the collective wisdom of humanity as represented by the 100’s of billions of pages of content on the internet.
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Online advertising is set up much like stock trading, where there is a buyer (advertiser) and a seller (the website). Inuvo has integrated its AI into that bidding environment and consequently processes and evaluates roughly 150 billion transactions daily.

-	The cornerstone of the Inuvo AI is built around a model of the brain that posits the brain to be a giant library where the interconnected neurons are the books in that library.
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The brain has a mechanism wherein it can determine and adjust the probabilities between all the books. Inuvo has built a digital model of this structure with Concepts as Neurons – A concept can be a person, a place, a product, a company, words and ideas. Concepts define the world around us and are the building block behind cognition.

-	What this construct has allowed Inuvo to do is determine for any product, brand or company, the reasons why consumer are interested in those things.
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For example, the Inuvo AI’s brain knows there is a connection between the Wall Street Journal (WSJ) and Theranos, because it was the WSJ that broke this fraud story. The AI also knows that Theranos is connected to Elizabeth Holmes, Suni Balwani, George Shultz, Tyler Shultz, the Devos Family, and everything else associated with this story. These conceptual connections allow the AI to determine that the reason a consumer might be interested in a WSJ subscription is because they are interested in Theranos.

-	This ability to change the audience targeting paradigm to why consumers are interested as opposed to who is interested will be described in the Market Opportunity section.

Market Opportunity:

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The commodity being exchanged within online advertising is an individual’s personal data. i.e., The who. For the last 3 decades, individual consumer activity around the internet has been tracked and stored in databases where it is augmented with other data about that consumer. i.e., age, income, race, presence of children, interests and other demographics.

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Consequently, all the systems, technologies, platforms and consumer data providers have built technologies designed around targeting and reporting about audiences based on the identities of consumers. e.g., “I want to buy and target a list of plumbers who make $50K per year”

500 President Clinton Ave. Suite 300 l Little Rock, AR 72201 l (501) 205-8508	inuvo.com

November 19, 2024

Inuvo Inc., Shareholder Briefing Sheet

-	Legislative changes in Europe (GDPR) and America (CCPA and 13 other states) are preventing the use of a consumer’s identity and data.
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Technological changes by Apple with their Safari browser are preventing the use of consumers identity and data. Apple has 55% of the mobile browser share in the USA. Google, with their Chrome browser is on the verge of following Apple’s approach.

-	These legislative and technological changes are preventing the sharing of consumer data and therefore disabling the ability to identify these “plumbers”.
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100’s of companies and a roughly $200 billion programmatic advertising market are being impacted by these changes, where performance of advertising, as measured by the Return on Advertising Spend (ROAS) continues to decline because these identity mechanisms are themselves declining in numbers.

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The way this identity mechanism is generally known in the market is the “cookie”. Adverting transactions are in essence the purchase of cookie IDs (a list of actual plumbers). As cookie IDs decline in numbers and demand for cookies continues, the price to buy an advertising transaction will go up and bring ROAS down in accordance with demand / supply economics.

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Inuvo’s AI requires none of these identity and consumer data methods and performs better than the best of the existing methods. Inuvo has run hundreds of client campaigns and never lost in apples-to-apples head-to-head tests.

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Inuvo believes it is years ahead of any other player trying to solve this identity paradigm change, and the ones that are in the race are generally using outdated technologies designed back in the 90’s.

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The way Inuvo facilitates a media purchase decision is based on Inuvo’s AI knowing all the reasons why consumers are interested in any product, service or Brand, and then matching that against that same AI’s knowledge about why someone is in front of any screen. When the reasons why match, Inuvo places the advertisement for its client.

Product Pricing Model(s):

-	Managed services are negotiated and priced on a cost-per-thousand (CPM) advertisements placed for the Inuvo client. Inuvo’s margins are built into the CPM.
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Self-service clients access our AI through their campaign system of choice where they allocate as much or as little budget as the desire. Inuvo margin is automatically applied to the bill they receive from their campaign vendor.

-	Platform clients pay Inuvo on a revenue-per-click basis for every click we deliver to their clients.

500 President Clinton Ave. Suite 300 l Little Rock, AR 72201 l (501) 205-8508	inuvo.com

November 19, 2024

Inuvo Inc., Shareholder Briefing Sheet

Comparable Companies:

-	NYSE: RAMP (LiveRamp) Valued at approximately $1.8B on $700M of Revenue.
-	NASDAQ: DSP (Viant) Valued at approximately $1.1B on $250M of Revenue.
-	NASDAQ: CRTO (Criteo) Valued at approximately $2B on $2B of Revenue.
-	NASDAQ: MGNI (Magnite) Valued at approximately $2.2B on $660M of Revenue.
-	Verve Group SE (VER.ST) Valued at approximately $750M on $360M of Revenue.
-	AdTheorent (ADTH) acquired in 2024 for $324M, roughly 2 times 2023 Revenue.

Safe Harbor / Forward-Looking Statements:

This Shareholder Briefing Sheet contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Inuvo’s business and future prospects that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed on February 29, 2024, and our other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise.

Inuvo Company Contact: Wally Ruiz Chief Financial Officer Tel (501) 205-8397 wallace.ruiz@inuvo.com	Investor Relations: David Waldman / Natalya Rudman Crescendo Communications, LLC Tel: (212) 671-1020 inuv@crescendo-ir.com

500 President Clinton Ave. Suite 300 l Little Rock, AR 72201 l (501) 205-8508	inuvo.com